                                                                     Exhibit 4.4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS. PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

              VOID AFTER 5:00 P.M. CALIFORNIA TIME ON MARCH 2, 2005

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                         CALYPTE BIOMEDICAL CORPORATION

                 (BRIDGE LOAN WARRANT TO TRILOBITE LAKES CORP.)

                          ISSUANCE DATE: MARCH 2, 2000
TRILOBITE LAKES CORP., a Delaware corporation, as the original holder hereof, and any person to whom the interest in this Warrant is lawfully transferred (the original holder hereof and such transferees referred to hereinafter as the "HOLDER"), is entitled to purchase one hundred thousand (100,000) shares (as adjusted pursuant to Section 2 hereof) of fully paid and nonassessable Common Stock (the "SHARES") of CALYPTE BIOMEDICAL CORPORATION, a Delaware corporation (the "COMPANY"). This Warrant is being issued to the Holder in connection with, and simultaneously with, the loan by the Holder to the Company of up to a total of one million dollars ($1,000,000.00) pursuant to a Bridge Loan Agreement dated as of the Issuance Date hereof, to which the Company, as borrower thereunder, and the Holder, as lender thereunder, are parties (the "BRIDGE LOAN AGREEMENT").

         1.       EXERCISE OF WARRANT.

                  (a) EXERCISE PRICE; AGGREGATE EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised will be $3.62 per share, which exercise price per share is one hundred thirty percent (130%) of the average closing price of the Company's Common Stock on the five (5) days prior to, and including, the Issuance Date, as such Exercise Price may be adjusted from time to time pursuant to Section 2 hereof. The Aggregate Exercise Price will be the amount resulting from multiplying the Exercise Price times the number of Shares purchased upon exercise hereof.

                  (b) EXERCISE PERIOD. This Warrant will become exerciseable from and after the Issuance Date. To the extent this Warrant is not previously exercised pursuant to the terms hereof, this Warrant will expire and be void upon and after 5:00 p.m., California time, on March 2, 2005.

                  (c) METHOD OF EXERCISE; PAYMENT. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, for up to the total number of Shares remaining available to exercise by the delivery at the principal office of the Company of: (i) this Warrant, and (ii) a duly executed Notice of Exercise (the "EXERCISE NOTICE") in the form attached hereto as ANNEX I-A, if when this Warrant is exercised the shares issuable upon such exercise are not registered for public resale under the Act, or in the form of ANNEX I-B if when this Warrant is exercised the shares issuable upon such exercise are registered for public resale under the Act, and (iii) the payment to the Company of an amount in each case equal to the then-applicable Exercise Price per share multiplied by the number of Shares then being purchased, by: (A) check made payable to the Company drawn on a United States bank and for United States funds, and/or (B) delivery to the Company of evidence of cancellation of indebtedness of the Company to such Holder, and/or (C) any combination thereof.

                  (d) NET ISSUE ELECTION. In lieu of exercising this Warrant pursuant to Section 1(c) hereof, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock of the Company equal to the value of this Warrant or any portion hereof (the "NET EXERCISE") by the surrender of this Warrant or such portion hereof to the Company at the principal office of the Company together with a completed Exercise Notice with the net exercise election therein properly initialed. Thereupon, the Company will issue to the Holder such number of fully paid and nonassessable shares of Common Stock of the Company as is computed using the following formula:

             X = Y (A-B)
                 -------
                    A

             where:

             X = The number of Shares to be issued to the Holder pursuant to this Section 1(d).

             Y = The number of Shares covered by this Warrant in respect of which the Net Exercise election is made pursuant to this
                 Section 1(d).

             A = The average of the closing prices of one share of Common
                 Stock of the Company for the five (5) days immediately preceding, and not including, the date on which this Warrant is so exercised, on which five days the Company's Common Stock was traded on Nasdaq or such other stock exchange upon which its Common Stock is then traded.

             B = The Exercise Price in effect under this Warrant at the time the Net Exercise election is made pursuant to this Section
                 1(d).

         To the extent legally required, the Holder will pay in cash the par value of any shares purchased by such Net Exercise.

                  (e) ISSUANCE OF NEW WARRANT. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased will be delivered to the Holder within ten (10) business days after receipt of such payment and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant will not then have been exercised will also be issued to the Holder within such ten (10) business day period, a "BUSINESS DAY" being defined for purposes hereof as a day when U.S. national banks are open for business.

         2. ADJUSTMENTS TO WARRANT. The number and kind of securities purchasable upon the exercise of this Warrant, and the Exercise Price, will be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In case of any reclassification of the Company's Common Stock, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Company's Common Stock), the Company, or such successor corporation, as the case may be, will execute and deliver to Holder a new warrant in substitution for this Warrant which will provide that the Holder will have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of Common Stock previously issuable upon exercise of this Warrant, the number and kind of securities, money and property receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of Common Stock of the Company for each share of Common Stock otherwise issuable hereunder. Such new Warrant will provide for adjustments which will be as nearly equivalents as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Exercise Price and to the number of shares issuable upon exercise of this Warrant. The provisions of this Section 2(a) will similarly apply to successive reclassifications, reorganizations, consolidations or mergers.

                  (b) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired splits, subdivides or combines its Common Stock, the number of shares for which this Warrant is exerciseable will thereafter be adjusted to take account of such split, subdivision or combination, and the Exercise Price will be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this Section 2(b) will become effective when the split, subdivision or combination becomes effective.

                  (c) STOCK DIVIDENDS. If the Company at any time while this Warrant remains outstanding and unexpired pays a dividend with respect to its Common Stock payable in shares of its Common Stock, securities convertible into or exchangeable for its Common Stock ("CONVERTIBLE SECURITIES"), or options to purchase Convertible Securities or its Common Stock, as applicable ("OPTIONS"), the Exercise Price will be adjusted from and after the date of determination of the stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which will be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which will be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (including shares of Common Stock issuable upon exercise, conversion or exchange of any Options or Convertible Securities issued as such dividend or distribution), and the number of shares for which this Warrant will be exerciseable will also be proportionately adjusted. If the Options or Convertible Securities issued as such dividend or distributions by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or any increase in the number of shares issuable upon exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price will, upon any such decrease or increase becoming effective, be reduced or increased to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend or distribution, and the number of shares for which this Warrant is exerciseable will also be proportionately adjusted. Any adjustment under this Section 2(c) will become effective on the record date or, if there is no record date, on the date of issuance.

                  (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Exercise Price pursuant to this Section 2, the number of shares issuable upon exercise of this Warrant will be adjusted to the number obtained by dividing the then outstanding Aggregate Exercise Price by the Exercise Price immediately after such adjustment.

         3. LEGENDS; TRANSFERABILITY OF WARRANT; REGISTRATION ON FORM S-3; RULE 144.

                  (a) LEGENDS. Any certificate for shares issued upon exercise hereof prior to the registration of the shares for public resale, as set forth in Section 3(c) hereof, will be imprinted with a legend in substantially the form set forth in the Exercise Notice.

                  (b) TRANSFERABILITY OF WARRANT. Subject to compliance with applicable securities laws, this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery, by execution and delivery of a completed Assignment Form attached hereto as Annex II.

                  (c) REGISTRATION ON FORM S-3; RULE 144. The resale of shares issued upon exercise hereof will be in compliance with all applicable securities laws. Reference is made to the provisions of Section 3(c) of the Bridge Loan Agreement with respect thereto.

         4. MISCELLANEOUS. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company will make a cash payment therefor upon the basis of the Exercise Price then in effect. The terms and provisions of this Warrant will inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns of the Holder and of the Company. This Warrant will be governed by and construed under the laws of the State of California, without regard to that body of law pertaining to conflict of laws or choice of law. The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant.

                         CALYPTE BIOMEDICAL CORPORATION


                         By:
                            -----------------------------------
                         Name:
                              ---------------------------------
                         Title:
                               --------------------------------

WARRANT ACCEPTED AND AGREED:

TRILOBITE LAKES CORP.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------
Date signed:  March _, 2000

                                    ANNEX I-A

                               NOTICE OF EXERCISE

                              (BRIDGE LOAN WARRANT)

                     (USE THIS FORM IF WARRANT IS EXERCISED
              BEFORE SHARES HAVE BEEN REGISTERED FOR PUBLIC RESALE)

                              DATE: ________, _____

Calypte Biomedical Corporation

------------------------------

------------------------------

                  Re:      COMMON STOCK WARRANT NOTICE OF EXERCISE

Ladies/Gentleman:

         On this date, the undersigned ________________________________________, as the Holder of, and as defined in, that certain Warrant (the "WARRANT") dated as of March 2, 2000 from the Company to the original holder of such Warrant, hereby acquires from CALYPTE BIOMEDICAL CORPORATION, a Delaware corporation (the "COMPANY"), an aggregate of ________ shares (the "RESTRICTED SECURITIES") of the Common Stock of the Company by exercise of the Warrant hereby for such number of shares.

         1. INVESTMENT INTENT. The undersigned represents and warrants that:

                  (a) The Restricted Securities have been acquired by the undersigned for investment and not with a view to the sale or other distribution thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the undersigned has no present intention of selling or otherwise disposing of all or any portion of the Restricted Securities.

                  (b) The undersigned has acquired the Restricted Securities for the undersigned's own account and no one else has any beneficial ownership in the Restricted Securities.

         2.       RESTRICTIONS ON TRANSFER. The undersigned understands that:

                  (a) In reliance upon the representations and warranties set forth herein, the Restricted Securities have not been registered with the Securities and Exchange Commission (the "SEC"), and accordingly may not be offered, sold or otherwise transferred except in compliance with the Securities Act (including any exemptions from registration thereunder);

                  (b) The undersigned must bear the economic risk of the undersigned's investment in the Restricted Securities indefinitely unless the Restricted Securities are registered pursuant to the Securities Act or, in the opinion of counsel in form and substance satisfactory to the Company, an exemption from the registration requirement is available;

                  (c) The undersigned cannot be assured that any exemption from the registration requirement will be available should the undersigned desire to transfer the Restricted Securities, and therefore, the undersigned may not be able to dispose of or otherwise transfer the Restricted Securities, under the circumstances, in the amounts, or at the time proposed by the undersigned;

                  (d) Rule 144 promulgated under the Securities Act, which provides for certain limited, routine sales of unregistered securities, is not presently available with respect to the Restricted Securities, and the Company is under no obligation to furnish the information that might be necessary to enable the undersigned to sell any of the Restricted Securities under Rule 144; and

                  (e) Only the Company may file a registration statement with the SEC, and unless otherwise required to do so pursuant that certain Investors' Rights Agreement, as may be amended from time to time, between the Company and certain security holders of the Company dated of even date with or after the date of the Warrant: (i) the Company is under no obligation to do so with respect to the Restricted Securities; nor (ii) does the Company have any obligation to file any other disclosure statement with the SEC with respect thereto.

         3. LEGEND AND STOP-TRANSFER ORDERS. The undersigned understands that, if required by applicable federal securities laws at the date of issuance of the Restricted Securities, certificates or other instruments representing any of the Restricted Securities acquired by the undersigned will bear a legend substantially similar to the following, in addition to any other legends required by federal or state laws, or by any contractual agreement binding upon the undersigned with respect to the Restricted Securities:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR ANY INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         The undersigned agrees that, to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, or elsewhere herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Restricted Securities, or if the Company transfers its own securities, that it may make appropriate notation to the same effect in the Company's records.

         4. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants that:

                  (a) The undersigned has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the undersigned considers important to making the decision to invest in the Restricted Securities. The undersigned has had ample opportunity to ask questions of and receive answers from the Company's representatives concerning this investment and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

                  (b) The undersigned recognizes that the investment in the Restricted Securities involves special and substantial risks. The undersigned recognizes (i) the highly speculative nature of the investment, (ii) the financial hazards involved, (iii) the lack of liquidity of the Restricted Securities and the restrictions upon transferability thereof, (iv) the qualifications and backgrounds of the principals of the Company, and (v) the tax consequences of investment in Restricted Securities, among other matters.

                  (c) The undersigned is capable of evaluating the merits and risks of an investment in the Restricted Securities and is financially capable of bearing a total loss of this investment.

                  (d) The undersigned either (i) has a preexisting personal or business relationship with the Company or its principals or (ii) by reason of the undersigned's business or financial experience, has the capacity to protect the undersigned's own interests in connection with this transaction.

                  (e) The offer and sale of the Restricted Securities was not accomplished by the publication of any advertisement.

                  (f)      The undersigned's address is:
                                                        ------------------------

                                                        ------------------------

                                                        ------------------------

                  (g) NET EXERCISE ELECTION: If applicable, the undersigned elects to purchase the Securities by Net Exercise (as defined in the Warrant), by INITIALING in the following space (please initial ONLY if Net Exercise chosen): ___________.

PRINTED NAME IF INDIVIDUAL :
                            ----------------------------------------------------

--------------------------------------------
                 Signature

Date signed:  _____________, _________
Address:
        ------------------------------------

        ------------------------------------
Social Security Number:
                       ---------------------

PRINTED NAME IF CORPORATE/PARTNERSHIP/TRUST:

--------------------------------------------

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------
Date signed:  _____________, _________
Address:
        ------------------------------------

--------------------------------------------
Taxpayer Identification Number:
                               -------------

                                    ANNEX I-B

                               NOTICE OF EXERCISE

                              (BRIDGE LOAN WARRANT)

                     (USE THIS FORM IF WARRANT IS EXERCISED
              AFTER SHARES HAVE BEEN REGISTERED FOR PUBLIC RESALE)

                              DATE: ________, _____

Calypte Biomedical Corporation

------------------------------

------------------------------

                  Re:      COMMON STOCK WARRANT NOTICE OF EXERCISE

Ladies/Gentleman:

         On this date, the undersigned ________________________________________, as the Holder of, and as defined in, that certain Warrant (the "WARRANT") dated as of March 2, 2000 from the Company to the original holder of such Warrant, hereby acquires from CALYPTE BIOMEDICAL CORPORATION, a Delaware corporation (the "COMPANY"), an aggregate of ________ shares (the "SECURITIES") of the Common Stock of the Company by exercise of the Warrant hereby for such number of shares.

         NET EXERCISE ELECTION: If applicable, the undersigned elects to purchase the Securities by Net Exercise (as defined in the Warrant), by INITIALING in the following space (please initial ONLY if Net Exercise chosen):
___________.

PRINTED NAME IF INDIVIDUAL :
                            ----------------------------------------------------

--------------------------------------------
                Signature
Date signed:  _____________, _________
Address:
        ------------------------------------

--------------------------------------------
Social Security Number:
                       ---------------------

PRINTED NAME IF CORPORATE/PARTNERSHIP/TRUST:

--------------------------------------------

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------
Date signed:  _____________, _________
Address:
        ------------------------------------

--------------------------------------------
Taxpayer Identification Number:
                               -------------

                                    ANNEX II

                                 ASSIGNMENT FORM

                              (BRIDGE LOAN WARRANT)

                         CALYPTE BIOMEDICAL CORPORATION
                              COMMON STOCK WARRANT

  (To assign the foregoing Warrant, execute this form and supply the required information) (Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant for Common Stock of CALYPTE BIOMEDICAL CORPORATION and all rights evidenced thereby are hereby assigned to:

(PLEASE PRINT NAME OF ASSIGNEE)
                                ------------------------------------------------
whose address is (PLEASE PRINT)
                                ------------------------------------------------


Date:___________________, __________

Assigning Holder's Printed Name:
                                ------------------------------------------------
Assigning Holder's SIGNATURE:
                                ------------------------------------------------
Assigning Holder's Address:
                                ------------------------------------------------


NOTE: The signature to this Assignment must correspond with the name as it appears on the face of the assigned Warrant, without any change. Officers of corporations and those acting in a fiduciary or other representative capacity should file with this Assignment proper evidence of authority to assign the foregoing Warrant.